WHEN RECORDED MAIL TO:
CH Real Estate
8785 S Jordan Valley Way
West Jordan, UT 84088

FILE NO.

ASSIGNMENT OF DEED OF TRUST

Date of Assignment: July 13 2016

Assignor: DoHardMoney.com

Assignee: CH Real Estate

DEED OF TRUST
Executed By: DoHardMoney.com , as Trustor
To: CH Real Estate, as Beneficiary
Date of Deed of Trust: July 8 2016
Assessor's/Tax I.D. No.: 13-1390319

Property Address: 11103 Woodlawn Blvd, Upper Marlboro, MD, 20774

Legal: LEGAL DESCRIPTION ATTACHED HERETO AND MADE A PART HEREOF

KNOW ALL MEN BY THESE PRESENT that in consideration of the sum of TEN and NO/100ths DOLLARS and other good and valuable consideration, paid to the above named Assignor, the receipt and sufficiency of which is hereby acknowledged, said Assignor hereby assigns unto the above-named Assignee, the said Deed of Trust together with the Note or other evidence of indebtedness (the "Note"), said Note having an original principal sum of $182,000 with interest, secured thereby, together with all moneys now owing or that may hereafter become due or owing in respect thereof, and the full benefit of all the powers and of all the covenants and provisos therein contained, and the said Assignor hereby grants and conveys unto the said Assignee, the Assignor's beneficial interest under the Deed of Trust.

TO HAVE AND TO HOLD the said Deed of Trust and Note, and also the said property unto the said Assignee forever, subject to the terms contained in said Deed of Trust and Note. IN WITNESS WHEREOF, the assignor has executed these presents the day and year first above written:

DATED: July 13 2016

By: Ryan Wright
DoHardMoney.com
Ryan Wright as President